November 12, 2002	EXHIBIT 5.1

[Manatt, Phelps & Phillips letterhead]

United Pan Am Financial Corp.
3990 Westerly Place, Suite 200
Newport Beach, CA 92660

Re:	United PanAm Financial Corp.—Registration Statement on Form S-8 for Offering of an Aggregate of 4,712,500 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to United PanAm Financial Corp., a California corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an additional 4,712,500 shares of the Company’s Common Stock (the “Shares”) authorized for issuance under the Company’s 1997 Employee Stock Incentive Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering our opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

1.	The Articles of Incorporation of the Company, as amended.

2.	The Bylaws of the Company, as amended.

3.	The Registration Statement.

4.	Records of proceedings of the Board of Directors and shareholders of the Company pertaining to the Plan.

5.	The Plan.

With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

November 12, 2002

Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than our reliance on the certificates of officers, that (i) the consideration for the Shares issued pursuant to the exercise of such options will be received prior to the issuance thereof, (ii) the Shares issued pursuant to the exercise of options will be issued in accordance with the terms of the Plan and the provisions of the option agreements duly authorized under the Plan and (iii) the grant of such options and the issuance of Shares upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act, as to which this opinion is addressed), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that:

If, as and when the Shares have been issued and sold pursuant to exercise of options granted under the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act.

Very truly yours,

/s/    Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP